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                                                                     EXHIBIT 4.1

                         THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE is dated as of March 10, 1998, by and among RHG FINANCE CORPORATION, a Delaware corporation ("RHG Finance"), as the Issuer, RENAISSANCE HOTEL GROUP N.V., a Netherlands corporation ("Renaissance"), as the Guarantor, MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Marriott International"), as the Additional Guarantor, NEW MARRIOTT MI, INC., a Delaware corporation ("New Marriott"), as successor to Marriott International, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee"). Capitalized terms used herein and not defined herein or in the Indenture (as defined below) shall have the meanings ascribed to such terms in the Offer to Purchase and Consent Solicitation Statement (as defined below).

                                    RECITALS

     WHEREAS, RHG Finance, Renaissance, Marriott International and the Trustee are parties to an Indenture dated as of October 1, 1995 (the "Original Indenture"), as amended by the First Supplemental Indenture dated as of April 11, 1997 by and between RHG Finance, Renaissance, Marriott International and the Trustee (the "First Supplemental Indenture"), and the Second Supplemental Indenture dated as of April 25, 1997 by and between RHG Finance, Renaissance, Marriott International and the Trustee (the "Second Supplemental Indenture"), and, as it may be further amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions thereof, the "Indenture"), providing for the issuance of Securities (as defined in the Original Indenture);

     WHEREAS, RHG Finance's 8.875% Guaranteed Notes Due October 1, 2005 (the "Notes") are Securities issued pursuant to the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture;

     WHEREAS, Notes in the aggregate principal amount of $120 million are Outstanding Securities (as defined in the Indenture);

     WHEREAS, Marriott International and New Marriott, along with other entities including Marriott-ICC Merger Sub, a Delaware corporation and a wholly owned subsidiary of Marriott International, Sodexho Alliance, S.A., a societe anonyme organized under the laws of France ("Sodexho"), and International Catering Corporation, a Delaware corporation and a wholly owned subsidiary of Sodexho, are parties to a series of transactions (the "Transactions"), one purpose of which is to reorganize Marriott International;

     WHEREAS, the Transactions constitute a transfer of Marriott International's properties and assets substantially as an entirety to New Marriott under the terms of Section 8.1 of the Indenture;

     WHEREAS, Section 7.2 of the Indenture provides that RHG Finance, Renaissance, Marriott International and the Trustee may enter into a supplemental indenture to add provisions to or to change or eliminate provisions of the Indenture with the written consent of the Holders (as defined in the Original Indenture) of at least a majority in aggregate principal amount of the Outstanding Securities;

     WHEREAS, the execution and delivery of this Third Supplemental Indenture have been duly authorized and approved by resolution of the Board of Directors of RHG Finance and the Board of Managing Directors of Renaissance, and have been duly authorized and approved by Marriott International and New Marriott;

     WHEREAS, RHG Finance, Renaissance, and Marriott International desire to (i) effect the substitution of New Marriott for Marriott International under the Indenture and (ii) amend certain provisions of the Indenture affecting the Notes, as set forth in Article II hereof;

     WHEREAS, RHG Finance, on behalf of itself, Renaissance and Marriott International has solicited the consent of the Holders of the Securities to certain amendments (the "Proposed Amendments") to the Indenture pursuant to Offer of Purchase and Consent Solicitation Statement, dated February 25, 1998, as it may be amended

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or supplemented (the "Offer to Purchase and Consent Solicitation");

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the amendments effected by this Third Supplemental Indenture; and

     WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

     NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE I

                          SUBSTITUTION OF NEW MARRIOTT

     SECTION 1.1. Assumption of Payment Obligations. Effective upon the consummation of the Transactions, unless prior to that time the parties, by written notice to the Trustee, have terminated this Third Supplemental Indenture, New Marriott expressly assumes by this Third Supplemental Indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest (and Additional Amounts, if any) on all the Securities and the performance of every obligation and covenant of the Indenture and in the Securities on the part of Marriott International.

     SECTION 1.2. Substitution of New Marriott Under the Indenture.   Effective
upon the consummation of the Transactions, unless prior to that time the parties, by written notice to the Trustee, have terminated this Third Supplemental Indenture, pursuant to Section 8.2 of the Indenture, New Marriott shall succeed to, and be substituted for, and may exercise every right and power of, Marriott International under the Indenture with the same effect as if New Marriott had been named as "Marriott" therein, and thereafter Marriott International shall be relieved of all obligations and covenants under the Indenture and the Securities.

                                   ARTICLE II

                            AMENDMENTS TO INDENTURE

     SECTION 2.1. Amendments to Articles Three, Four and Eight. Effective upon the date RHG Finance accepts Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement, unless, prior to that time, RHG Finance, by written notice to the Trustee, has terminated this Third Supplemental Indenture:

          (i)  Sections 3.8, 3.9, 3.10, 3.15, 3.18, 4.1(d), 4.1(e), 4.1(h),
     4.1(i) and 8.1 of the Indenture are hereby amended by deleting all such sections and all references thereto in their entirety; and

          (ii) Section 8.2 of the Indenture is hereby modified to read as follows:

          "SECTION 8.2.  Successor Company Substituted.

          Upon any consolidation with or merger into any other corporation or other Person, or any conveyance, transfer or lease of the properties and assets of RHG Finance or New Marriott substantially as an entirety, the successor corporation or person formed by such consolidation or into which RHG Finance or New Marriott is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, RHG Finance or New Marriott, as the case may be, under this Indenture with the same effect as if such successor corporation or person had been named as RHG Finance or New Marriott, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor corporation shall

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be relieved of all obligations and covenants under this Indenture and the
Securities."


                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1. Section 7.2 of the Indenture; Time Amendments Become Operative. This Third Supplemental Indenture is a supplemental indenture pursuant to Section 7.2 of the Indenture. Upon execution and delivery of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Third Supplemental Indenture will control. Notwithstanding an earlier execution date, the amendments contained in this Third Supplemental Indenture shall not become operative until the date upon which RHG Finance accepts the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement.

     SECTION 3.2. Full Force and Effect. Except as they have been modified in this Third Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Indenture shall be deemed to mean the Indenture as supplemented and amended pursuant hereto.

     SECTION 3.3. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 3.4. Governing Law. This Third Supplemental Indenture shall be governed by the laws of the State of New York.

     SECTION 3.5. Headings. The headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

            [The remainder of this page is intentionally left blank]

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     IN WITNESS WHEREOF, the parties have caused this Third Supplemental
Indenture to be duly executed as of the day and year first above written.

                                            RHG FINANCE CORPORATION


Attest: /s/ Ward R. Cooper               By:  /s/ Carolyn B. Handlon
        ----------------------------          ------------------------------
        Name:  Ward R. Cooper                 Name:   Carolyn B. Handlon
        Title: Assistant Secretary            Title:  Vice President and
                                                      Assistant Treasurer


                                            RENAISSANCE HOTEL GROUP, N.V.


Attest: /s/ Ward R. Cooper               By:  /s/ William J. Shaw
        ----------------------------          ------------------------------
        Name:  Ward R. Cooper                 Name:   William J. Shaw
        Title: Assistant Secretary            Title:  Chairman


                                            MARRIOTT INTERNATIONAL, INC.


Attest: /s/ Ward R. Cooper               By:  /s/ Carolyn B. Handlon
        ----------------------------          ------------------------------
        Name:  Ward R. Cooper                 Name:   Carolyn B. Handlon
        Title: Assistant Secretary            Title:  Vice President and
                                                      Assistant Treasurer


                                            NEW MARRIOTT MI, INC.


Attest: /s/ Ward R. Cooper               By:  /s/ Carolyn B. Handlon
        ----------------------------          ------------------------------
        Name:  Ward R. Cooper                 Name:   Carolyn B. Handlon
        Title: Assistant Secretary            Title:  Vice President and
                                                      Assistant Treasurer


                                            THE FIRST NATIONAL BANK OF CHICAGO


Attest: /s/ Mary R. Fonti                By:  /s/ Steve M. Husbands
        ----------------------------          ------------------------------
        Name:  Mary R. Fonti                  Name:   Steve M. Husbands
        Title: Assistant Vice President       Title:  Assistant Vice President

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